EXHIBIT 10.11

MIDWEST ENERGY EMISSIONS CORP.

STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT is made as of January 1, 2014, between MIDWEST ENERGY EMISSIONS CORP., a Delaware corporation (the "Company"), and R. ALAN KELLEY (the "Employee").

THE PARTIES AGREE AS FOLLOWS:

1. Grant. Pursuant to the terms of an Amended and Restated Employment Agreement dated as of July 1, 2012 by and between the Company and the Employee, as amended on July 1, 2013 and on December 12, 2013 (hereinafter as amended, the "Employment Agreement"), the Company hereby grants to the Employee an award with respect to an aggregate of 650,000 stock units (subject to adjustment as provided in Section 3 below) (the "Stock Units"). As used herein, the term "Stock Unit" shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Company's common stock (the "Common Stock") (subject to adjustment as provided in Section 3 of this Agreement) solely for purposes of this Agreement.

2. Terms and Conditions of Award. The grant of Stock Units provided for in Section 1 shall be subject to the following terms, conditions and restrictions:

(a) Limitations on Rights Associated with Stock Units. The Employee shall have no rights as a stockholder of the Company, no dividend rights and no voting rights with respect to the Stock Units until such shares of Common Stock are actually issued to and held of record by the Employee.

(b) Restrictions. The Stock Units and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, until such time that the Stock Units shall vest and become non-forfeitable. Any attempt to dispose of any Stock Unit in contravention of the above restriction shall be null and void and without effect.

(c) Vesting. The Stock Units shall vest and become non-forfeitable only when the following conditions have been met:

(i) The Company has a minimum of $3.5 million in working capital (current assets minus current liabilities) and its cash position at the time thereof equals or exceeds $2.5 million after deducting the dollar amount of the Withholding Tax Obligation (as defined below) with respect to the Stock Units vesting hereunder and vesting under the Stock Unit Award Agreements entered into on or about the date hereof with each of Johnny F. Norris, Jr., Richard H. Gross and Marcus A. Sylvester, which collectively, together with the Stock Units provided for in this Agreement, equal 2,500,000 Stock Units, in each instance as determined on a consolidated basis by the Company's auditors in accordance with generally accepted accounting principles; and

(ii) The Employee is then in compliance with any confidentiality and non-compete covenants as set forth in the Employment Agreement.

In the event the conditions set forth above have not been met on or before January 1, 2017, then the Stock Units granted hereunder shall be forfeited and shall lapse and be deemed of no further force and effect, and the Employee shall have no further rights with respect thereto.

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Notwithstanding the foregoing, upon a "Change in Control" of the Company (as defined in the Employment Agreement), the Stock Units shall immediately vest and become non-forfeitable.

(d) Delivery of Common Stock. As promptly as practical after (and in no case more than 10 calendar days after) the Stock Units become vested and non-forfeitable, the Company shall distribute to the Employee the number of shares of Common Stock equal to the number of Stock Units that so vested and became non-forfeitable, provided, however, that the Company shall withhold shares of Common Stock from the Stock Units in an amount sufficient to cover all federal, state and local taxes required by law to be withheld with respect to the Stock Units which have vested and become non-forfeitable (the "Withholding Tax Obligation"). The Company shall issue the shares in certificate form registered in the name of the Employee. Delivery of any certificates will be made to the Employee's last address reflected on the books of the Company unless the Company is otherwise instructed in writing by the Employee.

3. Restructuring Event. In the event of a stock dividend, stock split or recapitalization or a corporate reorganization in which the Company is a surviving corporation, including without limitation a merger, consolidation, split-up or spin-off or a liquidation or distribution of securities or assets other than cash dividends (a "Restructuring Event"), the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Stock Units shall be proportionately adjusted to reflect such Restructuring Event.

4. Representations of the Employee. The Employee represents and warrants to the Company as follows:

(a) The Employee understands that the Stock Units and the shares of Common Stock to be acquired thereunder have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state by reason of a specific exemption from the registration provisions of the Act and the applicable state securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Employee's representations as expressed herein.

(b) The Employee acknowledges and understands that the shares of Common Stock to be acquired by the Employee pursuant to this Agreement are being acquired for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of the shares of Common Stock for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing such shares of Common Stock made in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and applicable state securities laws. The Company has no obligation or intention to register such shares of Common Stock for resale at this time, nor has the Company made any representations, warranties, or covenants regarding the registration of such Shares or compliance with Regulation A or some other exemption under the Act.

(c) The Employee is aware that the shares of Common Stock to be acquired pursuant to this Agreement are and will be, when issued, "restricted securities" as that term is defined in Rule 144 of the general rules and regulations under the Act. The Employee acknowledges that such shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. The Employee is aware of the provisions of Rule 144 promulgated under the Act which permit investors who have satisfied a certain holding period to resell under certain conditions such securities or a portion of such securities. The Employee acknowledges that the Employee is not relying on the Company in any way to satisfy the conditions precedent for resale of such shares pursuant to Rule 144 under the Act.

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(d) The Employee understands that any and all certificates representing the shares of Common Stock to be acquired pursuant to this Agreement and any and all securities issued in replacement thereof or in exchange therefor shall bear the following legend, or one substantially similar thereto, which the Employee has read and understands:

"The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Securities Act of 1933 to the satisfaction of the issuer of the stock, in its sole discretion, which may require a written opinion of legal counsel satisfactory to the issuer of the stock that removal of this restrictive legend is in all manner proper and in compliance with the requirements of the Act."

5. Status. No provision of this Agreement shall give the Employee any right to continue in the employ or other service of the Company or any of its affiliates, create any inference as to the length of employment or service of the Employee, affect the right of the Company or its affiliates to terminate the employment or service of the Employee, with or without cause, or give the Employee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its affiliates. Notwithstanding the foregoing, the rights of the Employee with respect to the Stock Units and the shares of Common Stock to be issued thereunder shall not be contingent on the Employee's continuing employment or other service to the Company provided the Employee is in compliance with the other terms and conditions provided for herein.

6. Tax Consequences; Legal Advice. The Employee acknowledges that the Employee has reviewed with the Employee's own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement, and that the Employee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Except for the withholding provisions set forth in Section 2(d) above, the Employee (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement. The Holder further acknowledges that he has been advised to consult with his own attorney regarding this Agreement and the Employee has done so to the extent that the Employee deems appropriate.

7. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Chairman of the Board, and to the Employee at Employee's last address reflected on the Company's records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person, by reputable overnight delivery (delivery charges prepaid), or by first class mail, postage prepaid, registered or certified with return receipt requested. Notice so given shall be effective upon receipt by the addressee; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon tender.

8. Construction. It is intended that the terms of this Agreement will not result in the imposition of any tax liability pursuant to Section 409A of the U.S. Internal Revenue Code. This Agreement shall be construed and interpreted consistent with that intent.

9. Miscellaneous. This Agreement sets forth the complete agreement of the parties concerning the subject matter hereof, superseding all prior or contemporaneous agreements, negotiations and understandings. This Agreement will be governed by the substantive law of the State of Ohio, and may be executed in counterparts. A signed copy of this Agreement which is received via facsimile or other electronic transmission shall be given the same effect for all purposes, as if it was an original.

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IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date set forth above.

The Company:

MIDWEST ENERGY EMISSIONS CORP.

By:	/s/ Johnny F. Norris Jr.
Name:	Johnny F. Norris Jr.
Title:	Chairman of the Board

Employee:

/s/ R. Alan Kelley
R. ALAN KELLEY

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